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                                                                EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 11, 1998 (except with respect to the matters discussed in Notes 6 and 21, as to which the date is April 13, 1998) included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-20841, 33-32068 and 33-48562.




                                    /s/ Arthur Andersen LLP



Detroit, Michigan
April 13, 1998